UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On February 25, 2010 and effective March 1, 2010, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) voted to appoint Philip K. Russell, M.D. to serve on the Board. Dr. Russell will be one of the Board’s Class II directors, whose members’ terms expire at the Company’s annual meeting to be held in late 2010.

There is no arrangement or understanding between Dr. Russell and any other person, pursuant to which Dr. Russell is to be appointed as a director. Dr. Russell is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Dr. Russell was granted a stock option to purchase 60,000 shares of the Company's common stock under the Company's stock incentive plan, which shall vest in three equal annual installments beginning on the first anniversary of Dr. Russell’s service, at an exercise price set at the last trading price of the Company's common stock on the OTC Bulletin Board on February 25, 2010.

(e) Employment Agreement

On February 25, 2010, the Company entered into an Employment Agreement with Vidadi Yusibov, Ph.D., the Executive Director of Fraunhofer USA, Inc. Center for Molecular Biotechnology and a former director of the Company, pursuant to which Dr. Yusibov agreed to be the Chief Scientific Officer of the Company. A copy of the Employment Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

The Employment Agreement provides for a base salary of $100,000 per year plus a one-time $20,000 signing bonus and the potential for additional discretionary bonuses generally available to the Company’s senior executives. Dr. Yusibov was also granted a stock option to purchase 500,000 shares of the Company's common stock under the Company's stock incentive plan, which shall vest in five equal annual installments beginning on the first anniversary of Dr. Yusibov’s service, at an exercise price set at the last trading price of the Company's common stock on the OTC Bulletin Board on February 25, 2010.

The above description is a summary only and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

Item 8.01.     Other Events.

On February 26, 2010, the Company issued a press release announcing that it has agreed in principle to license its technology, the iBioLaunch(TM) platform, and provide technology transfer services to G-Con, LLC, a private Texas company, and its affiliates, for the development and manufacture of plant-expressed influenza vaccines at a new facility being constructed in Bryan, Texas. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated February 25, 2010, between iBio, Inc. and Vidadi Yusibov, Ph.D.

99.1	Press Release of iBio, Inc., issued February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: March 3, 2010	By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer